Registration No. 333-193467

As filed with the Securities and Exchange Commission on April 18 , 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DANLAX, CORP.

 (Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

33-1229046 IRS Employer Identification Number	7389 Primary Standard Industrial Classification Code Number

Danlax, Corp.

Transportnaya Street, 58-7

Nizhneudinsk, Russia 665106

Tel. (702) 605-4427

Email: danlaxcorp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share(1)	Aggregate Offering Price	Registration Fee
Common Stock:	9,000,000	$0.01	$90,000	$12.28*

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

* Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

DANLAX, CORP.

9,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Danlax, Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 9,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Ivan Krikun, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Danlax, Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Danlax, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. For us to cease being a “shell company” we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 11 BEFORE BUYING ANY SHARES OF DANLAX, CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _____________, 20___

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	26
DESCRIPTION OF SECURITIES	28
INDEMNIFICATION	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	31
INDEX TO THE FINANCIAL STATEMENTS	31

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “DANLAX, CORP.” REFERS TO DANLAX, CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

DANLAX, CORP.

We are a development stage company and intend to develop and sale mobile games. Danlax, Corp. was incorporated in Nevada on April 10, 2013. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $45,000 for the next twelve months as described in our Plan of Operations. The amount of funds necessary to implement our plan of operations cannot be predicted with any certainty and may exceed any estimates we set forth. We expect our operations to begin to generate revenues during months 9-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need $10,000 additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Transportnaya Street, 58-7, Nizhneudinsk, Russia 665106. Our phone number is (702) 605-4427.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (April 10, 2013) through January 31, 2014, reports no revenues and a net loss of $5,762. Our independent registered public accounting firm has issued an audit opinion for Danlax, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and developed concepts of our first games. We plan to develop different types of mobile games. The genre of one of our intended video game is Educational game. This game will target young users from the ages of about five years to mid-teens. However, it will be also interesting to adults as they can examine their knowledge. Other type of games we are planning is Puzzle game that require the player to solve logic puzzles. As puzzle games are casual games they target a mass audience of casual gamers.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director will only be devoting approximately 20 hours a week to our operations. As a result, our operations may be sporadic and occur at times which are convenient to our sole officer and director.

THE OFFERING

The Issuer:	DANLAX, CORP.
Securities Being Offered:	9,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$90,000
Securities Issued and Outstanding:	There are 9,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Ivan Krikun
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

The gross proceeds of $90,000 reflects the potential maximum amount of proceeds in the event we sell all of the offered shares. We may sell only a small portion or none of offered shares, in which case the gross proceeds will be significantly less.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 10, 2013 (Inception) to July 31, 2013 and from our unaudited financial statements for the period from April 10, 2013 (Inception) to January 31, 2014:

Financial Summary	July 31, 2013 ($) (Audited)
Cash and Deposits	9,100
Total Assets	9,100
Total Liabilities	306
Total Stockholder’s Equity	8,794

Statement of Operations	Accumulated From April 10, 2013 (Inception) to July 31, 2013 ($) (Audited)
Total Expenses	206
Net Loss for the Period	(206)
Net Loss per Share	-

Financial Summary	January 31, 2014 ($) (Unaudited)
Cash and Deposits	3,544
Total Assets	3,544
Total Liabilities	306
Total Stockholder’s Equity	3,238

Statement of Operations	Accumulated From April 10, 2013 (Inception) to January 31, 2014 ($) (Unaudited)
Total Expenses	5,762
Net Loss for the Period	(5,762)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the mobile game development business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2014, we had cash in the amount of $3,544 and liabilities of $306. As of this date, we have no income and just recently started our operation. We will be able to conduct planned operations using currently-available capital resources for 1-3 months. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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We require minimum funding of approximately $45,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Ivan Krikun, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Krikun has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on April 10, 2013 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $5,762 for the period from our inception on April 10, 2013 to October31, 2013, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. KLJ & Associates, LLP our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Danlax, Corp. is suitable.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

We operate in the mobile gaming industry, which is very competitive. The industry is growing alongside the increasing penetration of mobile devices. There are many different mobile game developers and our games can be similar to their games. We plan to develop educational and puzzle games, which are casual games and which target a mass audience of casual gamers. Therefore, the competition in these genres is even higher. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

Educational and puzzle games acceptance by potential consumers depends upon a variety of unpredictable factors, including:

-

Public taste, which is always subject to change;

-

The quantity and popularity of other educational and puzzle games available to the public;

-

The continued use and popularity of educational and puzzle games; and

-

Distribution and sales methods chosen for educational and puzzle games.

For any of these reasons, our mobile games may be commercially unsuccessful. Many of educational and puzzle games developers have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have more extensive customer bases, broader customer relationships and broader industry alliances than us. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations. If we are unable to compete with other educational and puzzle games developers, we may not be able to recoup our expenses and/or generate sufficient revenues.

TECHNOLOGY CHANGES RAPIDLY IN OUR BUSINESS AND IF WE FAIL TO ANTICIPATE OR SUCCESSFULLY IMPLEMENT NEW TECHNOLOGIES OR THE MANNER IN WHICH PEOPLE PLAY OUR GAME, THE QUALITY, TIMELINESS AND COMPETITIVENESS OF OUR PRODUCTS AND SERVICES WILL SUFFER.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competitors may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

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IF WE DO NOT FIND ANY ADVERTISERS FOR IN-GAME ADVERTISEMENTS IN OUR MOBILE GAMES, IT WILL HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

We anticipate generating revenue from in-game advertisements. Competition for mobile advertisers is intense. As of today, we have no advertisers. We have not identified any advertisers and we cannot guarantee we ever will have them. If we do not have advertisers we cannot generate a profit. As a result, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our mobile games known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR ONLINE GAME WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed development of our game and we have no revenues from the sale or use of our game. The success of our proposed business will depend on the completion and the acceptance of our game by the general public. Achieving such acceptance will require significant marketing investment. Our game, once developed and tested, may not be accepted by our players at sufficient levels to support our operations and build our business. If our game is not accepted at sufficient levels, our business will fail.

CURRENT MANAGEMENT’S LACK OF EXPERIENCE IN AND WITH MOBILE GAME DEVELOPMENT MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

Our sole officer and director has no prior experience with or ever been employed in a job involving developing and operating a business which develops and sells mobile games. Additionally, our sole officer and director does not have a college or university degrees, or other educational background in fields related to a business which develops and sells mobile games. With no direct training in a business which develops and sells mobile games, our sole officer and director may not be fully aware of many of the specific requirements related to a business which develops and sells mobile games. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’ future possible mistakes, lack of sophistication, technical expertise, judgment or experience in operating a business which develops and sells mobile games.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Krikun, our sole officer and director, will own 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Krikun may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MR. KRIKUN, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because your sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls. As the sole director, Mr. Krikun has the sole authority to appoint our officers and determine their compensation.  Accordingly, Mr. Krikun could determine, as our sole director that his salary and perquisites are equal to or exceed our net income, if we ever have income.  In the event that Mr. Krikun does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company, and will continue to do so even after the offering.

BECAUSE OUR OFFICE AND ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND IVAN KRIKUN, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. KRIKUN, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. KRIKUN.

Our principal operations and assets are located outside of the United States, and Ivan Krikun, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Krikun in the United States, and it may be difficult to enforce any judgment rendered against Mr. Krikun. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Krikun, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Russian Federation may render that investor unable to enforce a judgment against the assets of Mr. Krikun. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

OUR OPERATIONS AND ASSETS IN RUSSIA ARE SUBJECT TO SIGNIFICANT POLITICAL, REGULATORY AND ECONOMIC UNCERTAINTIES.

Government policies are subject to rapid change and the government of the Russian Federation may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of Russia will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies. The government of Russia also exercises significant control over Russia’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.  In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in Russia, could have a material adverse effect on our business, results of operations and financial condition.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Ivan Krikun, our sole officer and director will only be devoting limited time to our operations.  He will be devoting approximately 20 hours a week to our operations. The remainder of the Mr. Krikun’s time will be devoted to his grocery distribution company and other activities. Mr. Krikun may devote less than 20 hours to our operations because there is no employment agreement governing this understanding. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE IVAN KRIKUN, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST MR. KRIKUN, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST MR. KRIKUN.

Ivan Krikun, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Krikun in the United States, and it may be difficult to enforce any judgment rendered against Mr. Krikun. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Krikun, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Russian Federation may render that investor unable to enforce a judgment against the assets of Mr. Krikun. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Ivan Krikun, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Page | 9

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering. We require a minimum of $45,000 from the offering to implement your business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on April 10, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

OUR PRESIDENT, MR. KRIKUN DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Krikun does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $45,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $9,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Page | 10

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Danlax, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.  If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Ivan Krikun, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Krikun has no obligation to loan such funds to us and there is no guarantee that he will loan such funds to us. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. It will enhance reporting requirements imposed on shell companies. Another implication of us being a shell company that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan.  Additionally, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). Being a shell company will also negatively impact on our ability to attract additional capital.

Page | 11

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  If we sell less than half of our shares, we would be forced to scale back or abort completely our plan of operation.

Gross proceeds	$9,000	$22,500	$45,000	$67,500	$90,000
Offering expenses	$7,000	$7,000	$7,000	$7,000	$7,000
Net proceeds	$2,000	$15,500	$38,000	$60,500	$83,000
SEC reporting and compliance	$10,000*	$10,000	$10,000	$10,000	$10,000
Establishing an office	$-	$1,000	$1,000	$1,500	$2,000
Apple developer program	$-	$99	$99	$99	$99
Mobile game development	$-	$4,401	$16,000	$32,000	$48,000
Marketing and advertising	$-	$-	$10,000	$15,500	$21,000
Miscellaneous expenses	$-	$-	$901	$1,401	$1,901

* SEC reporting and compliance costs will be approximately $10,000. Therefore, in the scenario of raising $9,000, we will use all $2,000 net proceeds and we will need additional funds in the amount of $8,000 to meet SEC reporting and compliance obligations. Ivan Krikun, our president and director, has verbally agreed to loan the Company funds to complete the registration process.

The above figures represent only estimated costs.  If necessary, Ivan Krikun, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Mr. Krikun has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us. Mr. Krikun will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Krikun. Mr. Krikun will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on July 25, 2013.  Ivan Krikun, the Company’s sole officer and director, paid $.001 per share for the 9,000,000 shares of common stock he purchased from the Company on July 25, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2014, the net tangible book value of our shares of common stock was $3,238 or approximately $0.0004 per share based upon 9,000,000 shares outstanding.

Page | 12

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 18,000,000 shares to be outstanding will be $86,238 or approximately $0.0048 per share. The net tangible book value per share prior to the offering is $0.0004. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0044 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0048 per share.

After completion of this offering, if 9,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $90,000 or $0.01 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which he has made contributions of cash totalling $9,000 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 6,750,000 shares are sold, the net tangible book value of the 15,750,000 shares to be outstanding will be $63,738, or approximately $0.004 per share. The net tangible book value per share prior to the offering is $0.0004. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0036 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.004 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $67,500, or $0.01 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which he has made contributions of cash totaling $9,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 4,500,000 shares are sold, the net tangible book value of the 13,500,000 shares to be outstanding will be $41,238 or approximately $0.0031 per share. The net tangible book value per share prior to the offering is $0.0004. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0027 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0031 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $45,000, or $0.01 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which he has made contributions of cash totaling $9,000 or $0.001 per share.

If 10% of the Shares Are Sold

Upon completion of this offering, in the event 900,000 shares are sold, the net tangible book value of the 9,900,000 shares to be outstanding will be $4,238 or approximately $0.0004 per share. The net tangible book value per share prior to the offering is $0.0004. The net tangible book value of the shares held by our existing stockholders will be increased by $0 per. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0004 per share.

After completion of this offering investors in the offering will own approximately 9.09% of the total number of shares then outstanding for which they will have made cash investment of $9,000, or $0.01 per share. Our existing stockholder will own approximately 90.91% of the total number of shares then outstanding, for which he has made contributions of cash totaling $9,000 or $0.001 per share.

Page | 13

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0004
Potential gain to existing shareholder	$90,000
Net tangible book value per share after offering	$0.0048
Increase to present stockholders in net tangible book value per share
after offering	$0.0044
Capital contributions	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering assuming the sale of 100% of shares	18,000,000
Percentage of ownership after offering	50%

Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0004
Potential gain to existing shareholder	$67,500
Net tangible book value per share after offering	$0.004
Increase to present stockholders in net tangible book value per share
after offering	$0.0036
Capital contributions	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering assuming the sale of 75% of shares	15,750,000
Percentage of ownership after offering	57.14%

Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0004
Potential gain to existing shareholder	$45,000
Net tangible book value per share after offering	$0.0031
Increase to present stockholders in net tangible book value per share
after offering	$0.0027
Capital contributions	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering assuming the sale of 50% of shares	13,500,000
Percentage of ownership after offering	66.67%

Existing Stockholder if 10% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0004
Potential gain to existing shareholder	$9,000
Net tangible book value per share after offering	$0.0004
Increase to present stockholders in net tangible book value per share
after offering	$0
Capital contributions	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering assuming the sale of 50% of shares	9,900,000
Percentage of ownership after offering	90.91%

Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.0052
Capital contributions	$90,000
Number of shares after offering held by public investors	9,000,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.01
Dilution per share	$0.006
Capital contributions	$45,000
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	6,750,000
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0069
Capital contributions	$45,000
Percentage of capital contributions by existing shareholder	16.67%
Percentage of capital contributions by new investors	83.33%
Number of shares after offering held by public investors	4,500,000
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if 10% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0096
Capital contributions	$9,000
Percentage of capital contributions by existing shareholder	50%
Percentage of capital contributions by new investors	50%
Number of shares after offering held by public investors	900,000
Percentage of ownership after offering	9.09%

Page | 14

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Page | 15

Our cash balance is $3,544 as of January 31, 2014. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Ivan Krikun, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of January 31, 2014, Mr. Krikun advanced us $306. Mr. Krikun, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $45,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Transportnaya Street, 58-7, Nizhneudinsk, Russia 665106. Our phone number is (702) 605-4427.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. During months 9-12 we will be developing our marketing campaign. During this stage we anticipate to start earning revenue. We plan to generate revenue from the following sources:

-

Sale of our mobile games

-

In-game purchases

-

In-game ads

However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we sell all shares in this offering and raise $90,000, according to our plan of operation it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

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PLAN OF OPERATION

We intend to develop and sell mobile games for iOS devices and Android OS devices. After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably develop and sell mobile games. Our plan of operations following the completion is as follows:

Set up Office. Time Frame: 1st- 3rd months following the close of this offering. Estimated Minimum Cost: $1,000.

Upon completion of the offering we plan to set up an office and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Our sole officer and director, Ivan Krikun will take care of our initial administrative duties. We believe that it will cost at least $1,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $1,500. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $2,000. We won’t have enough funds to set up office if we sell 10% shares in this offering.

Join the Apple Developer Program. Time Frame: 2nd-3rd months following the close of this offering. Estimated Cost: $99.

Apple Developer is Apple Inc.’s developer network. It is designed to make available resources to help software developers write software for the Mac OS X and iOS platforms. To be registered as an Apple developer means to have access to a complete set of technical resources, support, pre-release software and everything needed to create applications for iPod, iPhone and iPad. Apple Inc. allows anyone register as an Apple Developer. The cost is US$99/year per developer program. As soon as our office is established and the necessary equipment is purchased we will register to Apple Developer Program. We won’t have enough funds to join the Apple Developer Program if we sell 10% shares in this offering.

Develop Mobile Games. Time Frame: 4th-10th following the close of this offering. Estimated Cost: $16,000.

When our office is set up and we are registered as an Apple developer, we intend to begin developing our first mobile game for iOS devices and Android OS devices. We intend to hire an independent contractor to develop our games. We anticipate that the independent contractor will charge us approximately $8,000 for each platform. Therefore, the total cost is anticipated to be approximately $8,000 for each platform. We must sell at least 50% of shares in this offering to have the funds to develop one mobile game. If we sell 75% shares in this offering we plan to develop two mobile games and it will cost as $32,000. If we sell 100% shares we plan to develop three mobile games and it will cost us $48,000. We won’t have enough funds to develop mobile games if we sell 10% shares in this offering and will have limited funds for developing if we sell 25% shares offered. There is no assurance that we sell any shares in this offering. In this case we will need additional financing. As of the date of this prospectus, we have not taken any steps to seek additional financing.

Commence Marketing Campaign. Time Frame: 9th-12th months following the close of this offering. Estimated Minimum Cost: $10,000.

Once our mobile games are developed, we plan begin to market them. We intend to use marketing strategies, such as web advertisements, internet promotion tools on Facebook and Twitter, social networking and “word of mouth” advertising. We also plan to use traditional advertising including newspapers and magazines. We intend to spend from $ 10,000 to $ 21,000 on marketing efforts during the first year. We won’t have enough funds for marketing campaign if we sell 10% or 25% shares in this offering. Marketing is an ongoing matter that will continue during the life of our operations.

In summary, during 1st-10th month we should have established our office, join to Apple developer program and developed mobile games. After this point we should be ready to start more significant operations and start selling our games. During months 9-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue. If we sell less than half of our shares, we would be forced to scale back or abort completely our plan of operation. The only operations we will be able to implement with the capital resources currently available are the office set up and joining to Apple Developer Program.

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Ivan Krikun, our president will be devoting approximately twenty hours per week to our operations. Mr. Krikun may devote less than 20 hours to our operations because there is no employment agreement governing this understanding. As mentioned in the Risk Factor section, Mr. Krikun will also devote his time to his grocery distribution company and other activities. Once we expand operations, and are able to attract more customers to buy our mobile games, Mr. Krikun has agreed to commit more time as required. Because Mr. Krikun will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 10% shares sold	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Marketing and advertising Mobile game software development Apple developer program Other Expenses	$10,000* - - - - -	$10,000 $1,000 - $4,401 $99 -	$10,000 $1,000 $10,000 $16,000 $99 $901	$10,000 $1,500 $15,500 $32,000 $99 $1,401	$10,000 $2,000 $21,000 $48,000 $99 $1,901
Total	$10,000	$15,500	$38,000	$60,500	$83,000

* SEC reporting and compliance costs will be approximately $10,000. Therefore, if we sell 10% shares in this offering, we will use all $2,000 net proceeds and we will need additional funds in the amount of $8,000 to meet SEC reporting and compliance obligations. Ivan Krikun, our president and director, has verbally agreed to loan the Company funds to complete the registration process.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Because we are a shell company, it will negatively impact on our ability to attract additional capital. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on April 10, 2013 to January 31, 2014

During the period we incorporated the company, prepared a business plan and developed concepts of our first games. Our loss since inception is $5,762.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 9,000,000 shares of common stock to our sole officer and director for net proceeds of $9,000.

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LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2014, the Company had $3,544 cash and our liabilities were $306, comprising $306 owed to Ivan Krikun, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. Our current cash resources will fund approximately 3 month without proceeds from this offering and we will be able to conduct planned operations using currently-available capital resources for 1-3 months. Because our current operating funds are less than necessary to complete our intended operations, we need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

Since inception, we have sold 9,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $9,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Ivan Krikun, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Krikun has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $45,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than half of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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DESCRIPTION OF BUSINESS

General

Danlax, Corp. was incorporated in the State of Nevada on April 10, 2013 and established a fiscal year end of July 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to develop and sell mobile games for the Apple and Android platforms. We have recently started our operation. As of today, we have developed our business plan and developed concepts of our first mobile game. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $45,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Transportnaya Street, 58-7, Nizhneudinsk, Russia 665106. Our telephone number is (702) 605-4427.

Our Business

We plan to develop and sell mobile games for the Apple and Android platforms. We need to join the Apple Developer Program, which will cost us US$99/year. We just started to develop a concept for our first mobile game and there is no guarantee that we ever develop this game. We will develop other mobile games when/if our first mobile game is successful and we have available funds for further development.

A mobile game is a video game played on a feature phone, smartphone PDA, tablet computer, portable media player or calculator. Mobile games are played using the technology present on the device itself. For networked games, there are various technologies in common use. Examples include text message (SMS), multimedia message (MMS) or GPS location identification. However, there are non-networked applications that simply use the device platform to run the game software. Mobile games are usually downloaded via the mobile operator’s network, but in some cases are also loaded in the mobile handsets when purchased, via infrared connection, Bluetooth, or memory card.

The market

More than half of all US mobile phone users—about 125.9 million people or 39.8% of the total US population—will play games on their phones this year, as the ongoing explosion in usage pushes mobile gaming revenues to $1.78 billion in the US, according to new figures from eMarketer. Mobile gaming has been a high-growth market in recent years, with revenues increasing at triple-digit rates in 2012 and 2011. But even as the market grows more mature, double-digit growth rates are anticipated in coming years, with revenues expected to reach $3.77 billion by 2017.

This year, the largest share of revenues will come from downloads of games themselves, with in-game purchases accounting for just slightly less. Ad revenues will be relatively low, at $297 million this year. Of all three types of mobile game revenues, ad revenues grew the fastest last year and will do the same again in 2013. This will help boost the share of total mobile gaming revenues that come from ads, though in-game purchases will grow even more quickly between 2014 and 2017. By the end of eMarketer’s forecast period, in-game purchases will make up nearly half of all mobile gaming revenues in the US, with another 17.4% coming from ads. Revenues from game purchases will be about twice that coming from mobile gaming ads. While eMarketer’s revenue figures include dollars from games played on both mobile phones and tablets, eMarketer believes mobile phones likely account for a more significant share of mobile gaming revenues. Mobile gaming on phones has grown enormously in recent years, and double-digit growth rates will continue into 2015, when half of all US residents are expected to play games via their mobile phone at least once per month. Despite its already large size, the US mobile phone gaming audience is growing much more rapidly than audiences in the more mature categories of social, online casual and online console gaming. Most consumers have adopted mobile games effortlessly, given that the majority of them are available for free or at very little cost. They also offer convenient access through their inherent portability.

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The rise in smartphone ownership has boosted and will continue to drive mobile gaming’s rapid growth. According to eMarketer , in 2013, 82.3% of all mobile phone gamers will be smartphone gamers, compared with 17.7% who will access games via feature phone. eMarketer predicts that by 2017, smartphone gamers will account for 90% of all mobile phone gamers in the US. In 2011 and 2012, the number of US smartphone gamers skyrocketed, fueled by the high gains in the number of smartphone owners combined with the spread of new viral games. According to eMarketer, Growth has slowed following these massive increases but will remain high through 2017 as the number of smartphone users continues to rise and developers continue to tailor their offerings to smartphone gamers.

Revenue

Mobile game developers can propose and publish their applications on the stores, being rewarded by a revenue sharing of the selling price. Most famous is Apple’s App Store, where only approved mobile games and applications may be distributed and run on iOS devices, such as iPod, iPhone and iPad. The service allows users to browse and download applications from the iTunes Store that were developed with the iOS  SDK or Mac SDK and published through Apple, Inc. Depending on the application, they are available either for free or at a cost. The applications can be downloaded directly to a target device, or downloaded onto a PC or Mac via iTunes. 30% of revenue from the store goes to Apple, and 70% go to the producer of the application.

Android Market is another big and popular online software store developed by Google for Android OS devices. Its gateway is an application program called “Market”, preinstalled on most Android devices, allows users to browse and download applications published by third-party developers. Google announced the Android Market on 28 August 2008, and made it available to users on 22 October 2008. The Android Market application is not open source. Only Android devices that comply with Google’s compatibility requirements may install and access Google’s closed-source Android Market application, subject to entering into a licensing agreement with Google. Developers in 29 countries may sell applications on the Android Market. Application developers receive 70% of the application price, with the remaining 30% distributed among carriers and payment processors (Google does not take a percentage).

We plan to generate revenue from the following sources:

-

Sale of our mobile games

We plan to sell our mobile games on the App Store site. Apple claims 30% of the revenue from the sale of each app, leaving us with 70%.

-

In-game purchases

In-game purchases refer to items or points that a player can buy for use within a virtual word to improve a character or enhance the playing experience. The virtual goods that the player receives in exchange for real-world money are non-physical and are generally created by the game ’ s producer.

-

In-game ads

One of the major benefits of advertising on a mobile game is that advertisers can take advantage of the users’ geographic and demographic information and target their ads appropriately. Revenue is generated according to the PPC (Pay Per Click) model, where advertisers pay the hosting service a flat rate each time the ad is clicked.

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Competition

Winning customers will be critical to our ability to grow our business. We are a new and un-established company, have a weak competitive position in the industry and have not yet earned any revenues. We have an operational loss of $5,762 from April 10, 2013 (date of inception) to January 31, 2014. We need capital to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan. We may not have sufficient financing to sustain our current operations. Many of the companies with whom we compete have greater financial and technical resources than those available to us. It is uncertain whether our mobile games will achieve and sustain high levels of demand and market acceptance.

The market competition in the mobile game development can be evaluated as a high. There are many large well-established mobile game development companies which develop similar product. Danlax, Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of mobile game development. Many established, yet well financed entities are currently active in the business of mobile game development. Nearly all Danlax, Corp.'s competitors have significantly greater financial resources, customer base, technical expertise, and managerial capabilities than us. We are, consequently, at a competitive disadvantage in being able to develop mobile games and become a successful company in the mobile game development. Therefore, Danlax, Corp. may not be able to establish itself within the industry at all.

We anticipate generating revenue from in-game advertisements. Competition for mobile advertisers is intense. As of today, we have no advertisers. We have not identified any advertisers and we cannot guarantee we ever will have them. To attract advertisers, we will focus on creating great games so we can gain our player audience. We also plan to invest in marketing and advertising to create awareness of our mobile games, stimulate discovery and drive downloads.

Marketing

Our sole officer and director, Ivan Krikun, will be responsible for marketing of our mobile games. We intend to spend from $ 10,000 to $ 21,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We plan for our mobile games to be marketed as following:

-

Social Media: We intend to spread information regarding to our mobile games through popular social network platforms such as Twitter, Facebook, MySpace, blogs etc. We will create forums for users to engage with and support our product, such as a facebook fan page, blog entries and tweets that followers can re-post or link to.

-

Advertising: We plan to advertise on mobile ad networks.

-

Mobile games review websites: Send out mobile games to mobile games review websites and blogs.

-

Press Releases: We will send out a press release in order get our mobile games noticed by the traditional media – newspapers and magazines.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Ivan Krikun.

Offices

Our business office is located at Transportnaya Street, 58-7, Nizhneudinsk, Russia 665106. This is the office provided by our President and Director, Ivan Krikun. Our phone number is (702) 605-4427.  We do not pay any rent to Mr. Krikun and there is no agreement to pay any rent in the future.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director is as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Ivan Krikun Transportnaya Street, 58-7, Nizhneudinsk, Russia 665106	29	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Ivan Krikun has acted as our President, Treasurer, Secretary and sole Director since our incorporation on April 10, 2013. Mr. Krikun owns 100% of the outstanding shares of our common stock. Mr. Krikun graduated from Law School of Baikal State University of Economics and Law in 2007. After graduation he set up a grocery distribution company. Since 2007 Mr. Krikun has been working as CEO of this company.  Mr. Krikun intends to devote 20 hours a week of his time to planning and organizing activities of Danlax, Corp.

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During the past ten years, Mr. Krikun has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Krikun was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Krikun’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Ivan Krikun, who does not qualify as an independent director. The independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on April 10, 2013 until July 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Ivan Krikun, President, Secretary and Treasurer	April 10, 2013 to July 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Krikun currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of July 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ivan Krikun	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ivan Krikun will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On July 25, 2013, we issued a total of 9,000,000 shares of restricted common stock to Ivan Krikun, our sole officer and director in consideration of $9,000. Further, Mr. Krikun has advanced funds to us. As of January 31, 2014, Mr. Krikun advanced us $306. Mr. Krikun will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Krikun. Mr. Krikun will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Krikun does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Krikun or the repayment of the funds to Mr. Krikun. The entire transaction was oral. Mr. Krikun is providing us office space free of charge and we have a verbal agreement with Mr. Krikun that, if necessary, he will loan the company funds to complete the registration process. However, Mr. Krikun has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 18 , 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Ivan Krikun Transportnaya Street, 58-7, Nizhneudinsk, Russia 665106	9,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of  April 18 , 2013, there were 9,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 9,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Danlax, Corp. has 9,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 9,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Ivan Krikun will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Krikun is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Krikun will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Krikun is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Krikun will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Krikun will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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Danlax, Corp. will receive all proceeds from the sale of the 9,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.01 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Danlax, Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Danlax, Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $7,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Danlax, Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.

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The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  April 18 , 2014, there were 9,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Ivan Krikun owns 9,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Danlax, Corp. from doing so if it cannot obtain the approval of our board of directors.

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Page | 29

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $45,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Danlax, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

KLJ & Associates, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP has presented its report with respect to our audited financial statements.

LEGAL MATTERS

SCOTT D. OLSON ESQ. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by KLJ & Associates, LLP

     Our financial statements from inception to July 31, 2013, immediately follow:

DANLAX, CORP.

(A Development Stage Company)

(Expressed in U.S. Dollars)

July 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F–1

Balance Sheet

F–2

Statements of Operations

F–3

Statement of Stockholders’ Equity

F–4

Statements of Cash Flows

F–5

Notes to the Financial Statements

F–6

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Danlax Corp

We have audited the accompanying balance sheets of Danlax Corp. as of July 31, 2013, and the related statements of operation, stockholders’ equity, and cash flows for the period April 10, 2013 (Date of Inception) to July 31. 2013. Danlax Corp management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Danlax Corp. as of July 31, 2013, and the results of its operations and its cash flows for the period April 10, 2013 (Date of Inception) to July 31 .2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, The Company is in the development stage, has not earned significant revenue, has suffered net losses and has had negative cash flows from operating activities for the period April 10, 2013 (Date of Inception) to July 31, 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

St. Louis Park, Minnesota

January 16, 2014

1660 Highway 100 South

Suite 500

St. Louis Park, Minnesota  55416

630.277.2330

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DANLAX, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
JULY 31, 2013
ASSETS
Current Assets
Cash	$ 9,100
Total current assets	9,100

Total assets	$ 9,100
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Current liabilities
Loans from Shareholders	306
Total liabilities	306

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(206)
Total stockholder’s equity	8,794
Total liabilities and stockholder’s equity	$ 9,100

The accompanying notes are an integral part of these financial statements.

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DANLAX, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (APRIL 10, 2013) to JULY 31, 2013
Revenues	$ -

Operating Expenses
General and administrative expenses	206
Total operating expenses	206

Net loss from operations	(206)
Net loss	$ (206)
Loss per common share – Basic	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic	9,000,000

The accompanying notes are an integral part of these financial statements.

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DANLAX, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (APRIL 10, 2013) TO JULY 31, 2013
	Number of common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during the development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	9,000,000	9,000	-	-	9,000
Net loss	-	-	-	(206)	(206)
Balance as of July 31, 2013	9,000,000	$ 9,000	$ -	$ (206)	$ 8,794

The accompanying notes are an integral part of these financial statements.

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DANLAX, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (APRIL 10, 2013) to JULY 31, 2013
Operating Activities
Net loss	$ (206)
Net cash provided by (used in) operating activities	(206)
Financing Activities
Sale of common stock	9,000
Loans from Shareholders	306
Net cash provided by financing activities	9,306
Net increase (decrease) in cash and equivalents	9,100
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 9,100
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Financing Activities	$ -

The accompanying notes are an integral part of these financial statements.

Page | 36

DANLAX, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

DANLAX, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 10, 2013.  Company is in the business of mobile games development.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At July 31, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during as at July 31, 2013.

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Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted July 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of July 31, 2013 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The company has no revenue to date. Revenue will be recognized when it is realized or realizable and earned.  Specifically, revenue will be recognized when all of the following criteria are met: (1) Persuasive evidence of an arrangement exists; (2) Delivery has occurred, customer acceptance has been achieved and title has transferred to the customer; (3) Our selling price to the buyer is fixed and determinable; and (4) Collection is reasonably assured.  Estimates of product returns, and allowances, based on actual historical experience and other known or anticipated trends and factors, are recorded at the time revenue is recognized.

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NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of July 31, 2013.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On July 25, 2013, the Company issued 9,000,000 shares of its common stock at $0.001 per share for total proceeds of $9,000.

As of July 31, 2013, the Company had 9,000,000 shares issued and outstanding.

NOTE 4 – RELATED PARTY TRANSACTIONS

On July 25, 2013, the Company sold 9,000,000 shares of common stock at a price of $0.001 per share to its director. Since inception through July 31, 2013, the Director loaned $306 to the Company to pay for incorporation expenses. This loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – INCOME TAXES

As of July 31, 2013, the Company had net operating loss carry forwards of approximately $206 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

July 31, 2013
Federal income tax benefit attributable to:
Current Operations	$ 70
Less: valuation allowance	(70)
Net provision for Federal income taxes	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

July 31, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$ 70
Less: valuation allowance	(70)
Net deferred tax asset	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $206 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 31, 2013 to the date the financial statements were issued and has determined that there are no items to disclose.

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DANLAX, CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEETS
	JANUARY 31, 2014	JULY 31, 2013
ASSETS	(unaudited)
Current Assets
Cash	$ 3,544	$ 9,100
Total current assets	3,544	9,100

Total assets	$ 3,544	$ 9,100
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Current liabilities
Loans from Shareholders	306	306
Total liabilities	306	306

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000	9,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(5,762)	(206)
Total stockholder’s equity	3,238	8,794
Total liabilities and stockholder’s equity	$ 3,544	$ 9,100

The accompanying notes are an integral part of these condensed financial statements.

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DANLAX, CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF OPERATIONS - (UNAUDITED)
	THREE MONTHS ENDED JANUARY 31, 2014	SIX MONTHS ENDED JANUARY 31, 2014	FOR THE PERIOD FROM INCEPTION (APRIL 10, 2013) to JANUARY 31, 2014
Revenues	$ -	$ -	$ -

Operating Expenses
General and administrative expenses	1,042	5,556	5,762
Total operating expenses	1,042	5,556	5,762

Net loss from operations	(1,042)	(5,556)	(5,762)
Net loss	$ (1,042)	$ (5,556)	$ (5,762)
Loss per common share – Basic	(0.00)	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic	9,000,000	9,000,000

The accompanying notes are an integral part of these condensed financial statements.

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DANLAX, CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF CASH FLOWS - (UNAUDITED)
	SIX MONTHS ENDED JANUARY 31, 2014	FOR THE PERIOD FROM INCEPTION (APRIL 10, 2013) to JANUARY 31, 2014
Operating Activities
Net loss	$ (5,556)	$ (5,762)
Net cash provided by (used in) operating activities	(5,556)	(5,762)
Financing Activities
Sale of common stock	-	9,000
Loans from Shareholders	-	306
Net cash provided by financing activities	-	9,306
Net increase (decrease) in cash and equivalents	(5,556)	3,544
Cash and equivalents at beginning of the period	9,100	-
Cash and equivalents at end of the period	$ 3,544	$ 3,544
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -
Non-Cash Financing Activities	$ -	$ -

The accompanying notes are an integral part of these condensed financial statements.

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DANLAX, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

JANUARY 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

DANLAX, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 10, 2013.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through January 31, 2014 the Company has not generated any revenue and has accumulated losses of $5,762. Company is in the business of mobile games development.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At January 31, 2014 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended January 31, 2014.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted July 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

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Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of January 31, 2014 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of January 31, 2014.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On July 25, 2013, the Company issued 9,000,000 shares of its common stock at $0.001 per share for total proceeds of $9,000.

As of January 31, 2014, the Company had 9,000,000 shares issued and outstanding.

NOTE 4 – RELATED PARTY TRANSACTIONS

On July 25, 2013, the Company sold 9,000,000 shares of common stock at a price of $0.001 per share to its director.

Since inception through January 31, 2014, the Director loaned $306 to the Company to pay for incorporation expenses. This loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 31, 2014 to the date the financial statements were issued and has determined that there are no items to disclose.

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PROSPECTUS

9,000,000 SHARES OF COMMON STOCK

DANLAX, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.28
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$2,000.00
EDGAR fees	$600.00
Transfer Agent Fees	$1,400.00
TOTAL	$7,012.28

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Danlax, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Danlax, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Ivan Krikun	July 25, 2013	9,000,000	$9,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion SCOTT D. OLSON ESQ. *
10.2	Written description of the loan agreement with Ivan Krikun*
23.1	Consent of KLJ & Associates, LLP
23.2	Consent of SCOTT D. OLSON ESQ. (contained in exhibit 5.1) *
99.1	Form of Subscription Danlax Corp.*

*-  Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nizhneudinsk, Russia on April 18 , 2014.

DANLAX, CORP.

By:	/s/	Ivan Krikun
	Name:	Ivan Krikun
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Ivan Krikun
Ivan Krikun	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 18 , 2014

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of SCOTT D. OLSON ESQ. *
10.2	Written description of the loan agreement with Ivan Krikun*
23.1	Consent of KLJ & Associates, LLP
23.2	Consent of SCOTT D. OLSON ESQ. (contained in exhibit 5.1) *
99.1	Form of Subscription Danlax Corp.*

*-  Previously filed

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